Exhibit 10.29

NON-QUALIFIED STOCK OPTION AGREEMENT

HUDSON TECHNOLOGIES, INC.

AGREEMENT made as of this (insert date) (the "Grant Date") between Hudson Technologies, Inc. (the "Company"), a New York corporation, having a principal place of business in Pearl River, New York, and (insert name of Grantee) (the "Grantee").

WHEREAS, the Company desires to grant to the Grantee a Non-Qualified Option to purchase shares of its common stock, par value $.01 per share (the "Shares") under and pursuant to the Company's 2004 Stock Incentive Plan (the "Plan").

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

  Grant of Option. The Company hereby grants to the Grantee the right and option to purchase all or any part of an aggregate of (Insert number of shares) shares of its Common Stock, $.01 par value, on the terms and conditions and subject to all the limitations of the Plan and as set forth herein.

  Purchase Price. The purchase price of the Shares covered by the Option shall be (insert option price) per share.

  Exercise of Option. The Options granted hereby shall vest and be exercisable as of the Grant Date.

  Term of Option. The option shall terminate five (5) years from the date of this Agreement. In the event of the death of the Grantee, the Option shall be exercisable to the extent exercisable but not exercised as of the date of death and, in such event, the Option must be exercised, if at all, within one (1) year after the date of death of the Grantee or, if earlier, within the originally prescribed term of the Option.

  Non-Assignability. The Option shall not be transferable by the Grantee otherwise than by will or by the laws of descent and distribution and shall be exercisable, during the Grantee's lifetime, only by the Grantee. The Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 5, or the levy of any attachment or similar process upon the Option or such right, shall be null and void.

  Exercise of Option and Issue of Shares. The Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice to the Company, together with the tender of the Option price. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised, shall contain any warranty required by Section 7 below and shall otherwise comply with the terms and conditions of this Agreement. The Company shall pay all original issue taxes with respect to the issue of the Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection herewith. Except as specifically set forth herein, the holder acknowledges that any income or other taxes due from him or her with respect to this Option or the Shares issuable pursuant to this Option shall be the responsibility of the holder. The holder of this Option shall have rights as a shareholder only with respect to any Shares covered by the Option after due exercise of the Option and tender of the full exercise price for the Shares being purchased pursuant to such exercise.

  Purchase for Investment. Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, or any successor legislation (the "Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

    The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for his or her own account, for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their option Shares issued pursuant to such exercise:

    "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). Such shares may not be sold, transferred or otherwise disposed of unless they have first been registered under the Act or, unless, in the opinion of counsel satisfactory to the Company's counsel, such registration is not required."
    The Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

  Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by registered or certified mail, return receipt requested, addressed as follows:

  To the Company: Hudson Technologies, Inc.

  275 North Middletown Road
  Pearl River, New York 10965

  To the Grantee: (Insert Grantee's address)

  or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions. Either party hereto may change the address of which notices shall be given by providing the other party hereto with written notice of such change.

  Governing Law. This Agreement shall be construed and enforced in accordance with the law of the State of New York.

  Benefit of Agreement. This Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

  Anti-Dilution Adjustments. The Board of Directors may make or provide for such adjustments to the number and class of shares issuable hereunder as it shall deem appropriate to prevent dilution, including adjustments in the event of changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. In the event of any offer to holders of Common Stock generally relating to the acquisition of their shares, the Board of Directors may make such adjustment as it deems equitable in respect of outstanding options and rights, including in its discretion revision of outstanding options and rights so that they may be exercisable for the consideration payable in the acquisition transaction. Any such determination by the Board of Directors shall be conclusive. Any fractional shares resulting from such adjustments shall be eliminated.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Grantee has hereunto set his or her hand, all as of the day and year first above written.

HUDSON TECHNOLOGIES, INC.

______________________________

(Insert name & title of Company Officer)

______________________________

(Insert name) Grantee